As filed with the Securities and Exchange Commission on August 21, 2002.

                                             Registration No. 333- _____________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                  ------------

                             RESOURCE AMERICA, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                           72-0654145
   (State or other jurisdiction                           (I.R.S. Employer
 of incorporation or organization)                       Identification No.)

                   1845 Walnut Street, Philadelphia, PA 19103
               (Address of Principal Executive Offices) (Zip Code)

           RESOURCE AMERICA, INC. 2002 NON-EMPLOYEE DIRECTOR DEFERRED
                      STOCK AND DEFERRED COMPENSATION PLAN
                            (Full title of the plan)

                           Michael S. Yecies, Esquire
                          Vice President and Secretary
                             Resource America, Inc.
                               1845 Walnut Street
                             Philadelphia, PA 19103
                     (Name and address of agent for service)

                                 (215) 546-5005
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                           J. Baur Whittlesey, Esquire
                            Ledgewood Law Firm, P.C.
                        1521 Locust Street - Eighth Floor
                             Philadelphia, PA 19102
                                 (215) 731-9450

                         Calculation of Registration Fee

------------------------------------------------------------------------------------------------------------------
  Title of each class of                           Proposed maximum       Proposed maximum
     securities to be          Amount to be       offering price per     aggregate offering          Amount of
        registered              registered              unit(1)               price(1)            registration fee
------------------------------------------------------------------------------------------------------------------
Common stock, par value
$.01 per share                 75,000 shares            $9.08                  $681,000                $62.65

---------
(1) Estimated solely for purposes of determining the registration fee in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933 on the basis of $9.08 per share, the average of the high and low prices of the registrant's common stock as reported on the Nasdaq National Market on August 16, 2002.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         The documents containing the information specified in this Item 1 of
Part I are being separately provided to the optionees as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

Item 2.  Registrant Information and Employee Plan Annual Information.

         The documents containing the information specified in this Item 2 of
Part I are being separately provided to the optionees as specified by Rule 428(b)(1) promulgated under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by us with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

         (a) Our Annual Report on Form 10-K for the fiscal year ended September 30, 2001 containing our audited consolidated financial statements for the fiscal years ended September 30, 2000 and 2001.

         (b) All other reports filed by us pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the filing of the Annual Report on Form 10-K listed in paragraph (a).

         (c) The description of our Common Stock contained in our Registration Statement on Form 8-A, including any amendment or report we may file for the purpose of updating such description.

         All documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and to be part of this Registration Statement from the date we file these documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Article VI of our Amended and Restated Bylaws requires us to indemnify, to the fullest extent allowed by the General Corporation Law of the State of Delaware, any person who serves or has served at any time as one of our directors or officers, and any director or officer who, at our request, serves or at any time has served as a director, officer, partner, trustee, employee or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise or employee benefit plan, against any and all liabilities and reasonable expenses incurred in connection with any claim, action, suit, or proceeding to which such director or officer is made a party, or which may be asserted against him, because he is or was a director or an officer. This Article also provides that our directors shall not be liable to us or any of our shareholders for monetary damages caused by a breach of fiduciary duty as a director.

         We maintain directors' and officers' liability insurance against any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty by any director or officer, excluding fraudulent or dishonest conduct, criminal acts or self-dealing.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following exhibits are filed herewith:

Exhibit
  No.                                                 Document
--------                                              --------
   4     Resource America, Inc. 2002 Non-Employee Director Deferred Stock and Deferred Compensation Plan

   5     Opinion of Ledgewood Law Firm, P.C. as to the legality of securities being registered (including consent).

 23(a)   Consent of Grant Thornton LLP.

 23(b)   Consent of Ledgewood Law Firm, P.C. (included in Exhibit 5).

  24     Power of Attorney (included as part of signature pages to this registration statement).

Item 9.  Undertakings.



Undertakings required by Item 512(a)
of Regulation S-K
------------------------------------

         The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Undertakings required by item 512(b)
of Regulation S-K
------------------------------------

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

Undertakings required by Item 512(h)
of Regulation S-K
------------------------------------

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on August 21, 2002.

                                       RESOURCE AMERICA, INC.


                                       By: /s/ Edward E. Cohen
                                           ------------------------------------
                                           Edward E. Cohen
                                           Chairman of the Board, President and
                                           Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen, Steven J. Kessler and Michael S. Yecies, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or said attorney-in-fact's substitute or substitutes may do or cause to be done by virtue hereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


/s/ Edward E. Cohen                                     Date: August 21, 2002
-------------------------------------------
EDWARD E, COHEN, Chairman of the Board,
President and Chief Executive Officer


/s/ D Gideon Cohen                                      Date: August 21, 2002
-------------------------------------------
D. GIDEON COHEN, Director


/s/ Scott F. Schaeffer                                  Date: August 21, 2002
-------------------------------------------
SCOTT F. SCHAEFFER, Director


/s/ Carlos C. Campbell                                  Date: August 21,  2002
-------------------------------------------
CARLOS C. CAMPBELL, Director


/s/ Andrew M. Lubin                                     Date: August 21, 2002
-------------------------------------------
ANDREW M. LUBIN, Director


/s/ Alan D. Schreiber                                   Date: August 21, 2002
-------------------------------------------
ALAN D. SCHREIBER, M.D., Director


/s/ John S. White                                       Date August 21, 2002
-------------------------------------------
JOHN S. WHITE, Director


/s/ P. Sherrill Neff                                    Date: August 21, 2002
-------------------------------------------
P. SHERRILL NEFF, Director


/s/ Steven J. Kessler                                   Date: August 21,  2002
-------------------------------------------
STEVEN J. KESSLER, Senior Vice President
 and Chief Financial Officer


/s/ Nancy J. McGurk                                     Date: August 21, 2002
-------------------------------------------
NANCY J. MCGURK, Vice President-Finance and
Chief Accounting Officer

                                  EXHIBIT INDEX

  Exhibit No.     Document
  -----------     --------
     4            Resource America, Inc. 2002 Non-Employee Director Deferred Stock and Deferred Compensation Plan

     5 Opinion of Ledgewood Law Firm, P.C. as to the legality of securities being registered (including consent).

     23(a)        Consent of Grant Thornton LLP

     23(b)        Consent of Ledgewood Law Firm, P.C. (included in
                  Exhibit 5).

     24 Power of Attorney (included as part of signature pages to this registration statement).

